UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 3, 2011
Famous Dave’s of America, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-21625 (Commission File Number)	41-1782300 (IRS Employer Identification No.)

(Address of principal executive offices)	(Zip Code)
12701 Whitewater Drive, Suite 200, Minnetonka, MN	55343
(952) 294-1300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     The registrant held its annual meeting of shareholders on May 3, 2011. At the meeting, the registrant’s shareholders took the following actions:
     (i) The shareholders elected six directors to serve as members of the registrant’s Board of Directors until the next annual meeting of shareholders. The shareholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld
Christopher O’Donnell	4,105,040	659,325
K. Jeffrey Dahlberg	4,114,290	650,075
Wallace B. Doolin	4,115,540	648,825
Lisa A. Kro	4,122,094	642,271
Richard L. Monfort	4,123,840	640,525
Dean A. Riesen	4,116,840	647,525
     (ii) The shareholders approved an amendment to the registrant’s Amended and Restated 2005 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 950,000 shares to 1,400,000 shares. There were 3,582,799 votes cast for the proposal; 966,319 votes were cast against the proposal; 215,247 votes abstained; and there were 2,662,873 broker non-votes.
     (iii) The shareholders ratified the appointment of Grant Thornton LLP as the registrant’s independent registered public accounting firm for fiscal 2011. There were 6,997,086 votes cast for the proposal; 89,159 votes were cast against the proposal; 340,993 votes abstained; and there were no broker non-votes.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Famous Dave’s of America, Inc.
Date: May 4, 2011	By:	/s/ Diana G. Purcel
		Name:	Diana G. Purcel
		Title:	Chief Financial Officer and Secretary